NASDAQ: STSA Investor Presentation April 11, 2007 NASDAQ: NOVB Announces the Acquisition of

Why North Valley Bancorp? Expansion of Sterling's Community Banking Franchise Solidifies Sterling's California presence from Oregon border to San Francisco bay area. Strong core deposit base with attractive business banking platform. Accelerates implementation of the business banking platform for the recently acquired Northern Empire Bancshares footprint. Attractive Financial Metrics Accretive to Sterling's EPS in 2008. Efficiency and cost save opportunities from redundant back office operations. Revenue enhancements not included in financial model. Low Risk Integration Sterling has successfully integrated 20 M & A transactions since 1983, including Northern Empire Bancshares, which closed in February 2007. Retention of key management and production personnel to ensure smooth transition.

Pro Forma Map of Branches Branches - Sterling Financial Corp. (171 branches)(1) - North Valley Bancorp (25 branches) (1) Includes 13 branches acquired from Northern Empire Bancshares and consolidation of 8 branches from FirstBank acquisition.

(1) As of 12/31/06. Source: Company internal documents and 10K's filed for period ended 12/31/06. (2) STSA acquired NREB on 2/28/07. (3) Branches include 1 De Novo from Northern Empire acquisition and consolidation of 8 branches from the FirstBank acquisition. (4) Based on 0.8050 exchange ratio multiplied by NREB shares, and 0.7364 exchange ratio multiplied by NOVB shares. (5) Pro Forma numbers include purchase accounting adjustment from Northern Empire and North Valley. Corporate Overview ($ in thousands)

Other Strategic & Financial Points Naturally bridges Sterling's California and southern Oregon footprints. Market Share Opportunity Increases Sterling's branch network to 196 branches. North Valley has 18% deposit market share in Shasta County. Opportunities for cost savings from back office operations. Increased capital base drives improved lending capacity. Strong credit quality, with conservative lending practices and allowance levels. Similarities in community bank culture facilitate strong customer retention. Opportunity to leverage Sonoma's SBA expertise within North Valley's marketplace.

Transaction Summary (1) Based upon Sterling's stock price of $30.33 as of April 10, 2007. (2) Based upon 7.4 million NOVB common shares outstanding and 785,783 options with an average strike price of $10.69 as of April 10, 2007. Consideration Per Share: 0.7364 Shares of Sterling Common Stock and $2.80 in cash per NOVB share. Transaction Value Per NOVB Share: $25.14/ Share (1). Aggregate Transaction Value: $196.2 / Million (2). Consideration Mix: Approximately 89% stock and 11% cash. Treatment of Options: NOVB options are to be assumed and converted into options for Sterling common stock. Board Representation: One North Valley board member will join Sterling Financial Corporation's Board.

Transaction Summary Walk-away Right: North Valley will have the right to terminate the merger agreement if, at the time of determination, Sterling's stock price has declined below $28.23 and Sterling's stock price has underperformed an index of peer financial institutions by more than 15%. Notwithstanding this termination right, Sterling can elect to proceed by increasing the merger consideration in cash or stock by an adjustment factor. Termination Fee: Termination fees will be payable to Sterling if North Valley pursues another combination, or to Sterling or North Valley if certain other events occur. Anticipated Closing: Third Quarter 2007.

Deal Pricing Based upon Sterling's stock price of $30.33 as of April 10, 2007. Reflects median multiples for 17 western US bank transactions announced since 1/1/2006 with a deal value between $50 million and $300 million. Based upon North Valley's diluted earnings per share of $1.36 for the year ended December 31, 2006. Based upon North Valley's stated book value of $10.34 and tangible book value of $8.00 as of December 31, 2006. Core deposits exclude jumbo time deposits. Purchase Price Per North Valley Share: (1) $25.14/ share Sterling/ North Valley Western US Median (2) Price / LTM Earnings Per Share: (3) 18.5x 20.7x Price / Book Value: (4) 243% 300% Price / Tangible Book Value: (4) 314% 315% Tangible Book Premium / Core Deposits: (5) 17.9% 26.7%

Pro Forma Earnings Impact First Call mean EPS Estimate for 2008 of $2.63 and assuming 53.0 million fully diluted shares for Sterling. Sandler O'Neill EPS estimate for 2008 of $1.51 and assuming 7.8 million fully diluted shares for North Valley. Estimate of cost savings determined by our due diligence and the pre-tax amount represents approximately 22% of North Valley's non-interest expense for the twelve months ended December 31, 2006. Gain expected from restructure of balance sheet to market rates. The core deposit intangible is estimated to be 4% of North Valley's non-CD deposits and is assumed to be amortized straight-line over 10 years.

Accretive to Earnings First Call mean EPS estimate for 2008.

Estimated Cost Savings NOVB expenses assume cost savings in relation to actual non-interest expense for 2006. Assumes an effective tax rate of 33%. Cost savings from Compensation & Benefits comes from consolidation of back-office operations. Assumes retention of branch and loan production personnel.

Estimated Restructuring Costs Assumes employee-related costs, conversion/integration costs and some transaction costs are fully tax- deductible at an effective tax rate of 33%. Sterling estimates pre-tax merger costs of approximately $15.7 million

STSA-NOVB: Solid Capital Ratios (1) NREB acquisition closed February 28, 2007. Source: 10k and Company internal documents. Data as of 12/31/06.

Loan Portfolio Mix Pro Forma Mix ($ in millions) Source: Public filings, as of 12/31/06. Commercial Residential Consumer Construction Income Property East 2754.6 741.8 1107.2 2606.8 1785.1 Total: $9 Billion

STSA-NOVB: Strong Asset Quality Source: Public filings.

Appendix

Sterling Financial Corporation Balance Sheet Source: Sterling Financial Corporation public filings.

Sterling Financial Corporation Income Statement Source: Sterling Financial Corporation public filings.

Northern Empire Bancshares Balance Sheet Source: Northern Empire Bancshares public filings.

Northern Empire Bancshares Income Statement Source: Northern Empire Bancshares public filings.

North Valley Bancorp Balance Sheet Source: North Valley Bancorp public filings.

North Valley Bancorp Income Statement Source: North Valley Bancorp public filings.

Forward-Looking Statements Except for historical information, all other information in this presentation consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between Sterling Financial Corporation ("Sterling") and North Valley Bancorp ("North Valley"), including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the merger; (ii) Sterling's and North Valley's plans, objectives, expectations and intentions, dilutions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as "expects" "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the management of Sterling and North Valley and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of numerous possible uncertainties. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Sterling and North Valley may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) the shareholders of North Valley may fail to approve the merger; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in Sterling's and North Valley's markets may increase significantly and could adversely affect operations; and (10) an economic slowdown, either nationally or in the market in which Sterling does business, could adversely affect credit quality and loan originations. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Sterling's and North Valley's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC's website at www.sec.gov. In addition, documents filed with the SEC by Sterling can be obtained, without charge, by directing a request to Sterling Financial Corporation, 111 North Wall Street, Spokane, Washington 99201, Attn: Investor Relations, telephone (509) 227-5389 or on Sterling's website at www.sterlingfinancialcorporation-spokane.com. The documents filed by North Valley may also be obtained by requesting them in writing at North Valley Bancorp,300 Park Marina Circle, Redding, CA 96001 or by telephone at (530) 226- 2900. In addition, investors and security holders may access copies of the documents filed with the Securities and Exchange Commission by North Valley on its website at www.novb.com. Sterling and North Valley caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Sterling or North Valley or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Sterling and North Valley do not undertake any obligation to update any forward- looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Additional Information / Where To Find It Sterling intends to file with the Securities and Exchange Commission a registration statement on Form S-4, and North Valley expects to mail a proxy statement/prospectus to its security holders, containing information about the transaction. Investors and security holders of Sterling and North Valley are urged to read the proxy statement/prospectus and other relevant materials when they become available because they will contain important information about Sterling, North Valley and the proposed merger. In addition to the registration statement to be filed by Sterling and the proxy statement/prospectus to be mailed to the security holders of North Valley, Sterling and North Valley file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other relevant documents (when they become available) and any other documents filed with the Securities and Exchange Commission at its website at www.sec.gov. The documents filed by Sterling may also be obtained free of charge from Sterling by requesting them in writing at Sterling Financial Corporation, 111 North Wall Street, Spokane, WA 99201, or by telephone at (509) 227-5389. In addition, documents filed with the SEC by Sterling can be obtained, without charge, by directing a request to Sterling Financial Corporation, 111 North Wall Street, Spokane, Washington 99201, Attn: Investor Relations, telephone (509) 227-5389 or on Sterling's website at www.sterlingfinancialcorporation-spokane.com. The documents filed by North Valley may also be obtained by requesting them in writing at North Valley Bancorp, 300 Park Marina Circle, Redding, CA 96001 or by telephone at (530) 226-2900. In addition, investors and security holders may access copies of the documents filed with the Securities and Exchange Commission by North Valley on its website at www.northvalleybank.com. Sterling, North Valley and their respective officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of North Valley with respect to the transactions contemplated by the proposed merger. Information regarding Sterling's officers and directors is included in Sterling's proxy statement for its 2007 annual meeting of shareholders filed with the Securities and Exchange Commission on March 15, 2007. Information regarding North Valley's officers and directors is included in North Valley's proxy statement for its 2006 annual meeting of shareholders filed with the Securities and Exchange Commission on April 25, 2006. A description of the interests of the directors and executive officers of Sterling and North Valley in the merger will be set forth in North Valley's proxy statement/prospectus and other relevant documents filed with the Securities and Exchange Commission when they become available.

NASDAQ: STSA NASDAQ: NOVB